UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2014

SEALED AIR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12139	65-0654331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Riverfront Boulevard Elmwood Park, New Jersey	07407
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 201-791-7600

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Indenture

On November 24, 2014, Sealed Air Corporation (“Sealed Air” or the “Company”), certain wholly-owned domestic subsidiaries of Sealed Air (the “Guarantors”) and Branch Banking and Trust Company, as trustee (the “Trustee”), entered into an Indenture dated as of November 24, 2014 (the “Indenture”), pursuant to which Sealed Air issued $425 million aggregate principal amount of 4.875% senior notes due 2022 (the “2022 Notes”) and $425 million aggregate principal amount of 5.125% senior notes due 2024 (the “2024 Notes” and, together with the 2022 Notes, the “Notes”). The 2022 Notes will mature on December 1, 2022 and the 2024 Notes will mature on December 1, 2024. Interest is payable on June 1 and December 1 of each year, commencing June 1, 2015.

Prior to the date that is three months prior to the respective scheduled maturity dates of the Notes, Sealed Air may redeem each series of Notes, in whole or from time to time in part, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to the greater of (i) 100% of the principal amount of such Notes or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on such Notes from the redemption date to the maturity date discounted in either case to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Indenture) plus 50 basis points, plus in either (i) or (ii), any interest accrued but not paid to the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

At any time on or after the date that is three months prior to the respective scheduled maturity dates of the Notes, Sealed Air may redeem each series of Notes, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount thereof, plus any interest accrued but not paid to the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

If Sealed Air experiences a Change of Control Repurchase Event (as defined in the Indenture), holders of the Notes have the right to require Sealed Air to repurchase their Notes at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

The Indenture limits the ability of Sealed Air and its Restricted Subsidiaries (as defined in the Indenture) to, among other things, (i) create liens; (ii) enter into sale and leaseback transactions; and (iii) merge or consolidate or transfer and sell substantially all of their assets.

The Indenture provides that events of default with respect to either series of Notes include: (i) failure to make the payment of any interest on any Note of that series when the same becomes due, with such failure continuing for a period of 30 days; (ii) failure to make the payment of any principal of, or premium, if any, on, any Notes of that series when the same becomes due; (iii) failure to perform or comply with certain covenants or agreements in the Notes of that series, the Indenture or related documents (subject to applicable time periods provided for compliance or cure); (iv) a default by Sealed Air or any Restricted Subsidiary under their respective debt obligations that results in acceleration of the maturity of such debt, or failure to pay any such debt at maturity, in an aggregate amount of $75.0 million or more (subject to any applicable grace period); and (v) certain events of bankruptcy, insolvency or reorganization affecting Sealed Air or any Restricted Subsidiary that is a Significant Subsidiary (as defined in the Indenture).

If an event of default with respect to the Notes of any series (other than an event of default relating to certain bankruptcy or insolvency matters) shall have occurred and be continuing, the Trustee or the registered holders of not less than 25% in aggregate principal amount of the applicable series of then outstanding Notes may declare to be immediately due and payable the principal amount of all of such outstanding Notes, plus accrued but unpaid interest to the date of acceleration. In case an event of default relating to certain bankruptcy or insolvency matters occurs, such amount with respect to all of the Notes of the applicable series shall be due and payable immediately without any declaration or other act on the part of the Trustee or the holders of the Notes of such series.

The Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K and the description of the material terms of the Indenture is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference.

Supplemental Indenture Relating to Existing 8.125% Senior Notes Due 2019

On November 24, 2014 (the “Early Payment Date”), the Company announced that holders of approximately $602,559,000 aggregate principal amount (representing approximately 80.3%) of its 8.125% senior notes due 2019 (the “2019 Notes”) validly tendered their 2019 Notes prior to the consent payment deadline of 5:00 p.m., New York City time, on November 21, 2014 (the “Consent Payment Deadline”) and that the Company had accepted such tendered 2019 Notes for payment in accordance with the offer to purchase and consent solicitation statement, dated November 7, 2014 (as it may be amended or supplemented from time to time, the “Statement”).

On November 21, 2014, the Company, the guarantors party thereto and HSBC Bank USA, National Association, as trustee, executed a supplemental indenture (the “2019 Notes Supplemental Indenture”) to the indenture governing the 2019 Notes (the “2019 Notes Indenture”) that eliminates certain of the restrictive covenants contained in the 2019 Notes Indenture. The 2019 Notes Supplemental Indenture became effective upon execution, and the amendments to the 2019 Notes Indenture became operative on the Early Payment Date upon acceptance of and payment for the tendered 2019 Notes by the Company pursuant to the terms and conditions described in the Statement and the related letter of transmittal.

The 2019 Notes Supplemental Indenture is filed as Exhibit 4.4 to this Current Report on Form 8-K and the description of the material terms of the 2019 Notes Supplemental Indenture is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference.

A copy of the press release, dated November 24, 2014, announcing the results and settlement of the early tender for the 2019 Notes is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 above is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The disclosure set forth under Item 1.01 above is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

The Company today announced that it has extended until 5:00 p.m., New York City time, on November 28, 2014, its previously announced solicitation of consents from holders of its 8.375% senior notes due 2021 (the “2021 Notes”) to the proposed amendments to the related indenture.

Further, the Company is disclosing under Item 7.01 of this Current Report on Form 8-K a copy of the press release announcing the extension of the consent solicitation with respect to the 2021 Notes attached to this report as Exhibit 99.2, which information is incorporated herein by reference.

The information in this Item 7.01 of this Form 8-K and Exhibit 99.2 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

New Notes Offering

A copy of the press release, dated November 24, 2014, announcing the closing of the offering of the Notes is attached as Exhibit 99.3 hereto and is incorporated herein by reference.

Redemption of 2019 Notes

On November 24, 2014, the Company issued a notice of redemption to holders of the remaining $147,441,000 aggregate principal amount of 2019 Notes that were not tendered and remained outstanding following the Company’s initial acceptance of and payment for the 2019 Notes tendered in the tender offer prior to the Early Payment Date. Such remaining 2019 Notes will be redeemed on December 24, 2014 at a redemption price equal to the make-whole redemption amount, plus accrued and unpaid interest on the redeemed notes to, but not including, December 24, 2014. The redemption price will be paid on Friday, December 26, 2014.

Forward-Looking Statements

This Current Report on Form 8-K and the information furnished herein contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 concerning our business, consolidated financial condition and results of operation. Forward-looking statements can be identified by such words as “anticipates,” “believes,” “plan,” “assumes,” “could,” “should,” “estimates,” “expects,” “intends,” “potential,” “seek,” “predict,” “may,” “plans to,” “will” and similar expressions. These statements reflect our beliefs and expectations as to future events and trends affecting our business, our consolidated financial condition and our results of operations. A variety of factors may cause actual results to differ materially from these expectations, including the expected cash tax benefits associated with the Settlement agreement (as defined in our 2013 Annual Report on Form 10-K); global economic and political conditions; changes in our credit ratings; changes in raw material pricing availability; changes in energy cost; competitive conditions; success of our restructuring and relocating activities; currency translation and devaluation effects, including in Venezuela; the success of our financial growth, profitability, cash generation and manufacturing strategies and our cost reduction and productivity efforts; the effects of animal and food-related health issues; pandemics; consumer preferences; environmental matters; and regulatory actions and legal matters. For more extensive information, see “Risk Factors” and “Cautionary Notice Regarding Forward-Looking Statements,” which appear in our most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, and as revised and updated by our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. While we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, whether as a result of new information, future events, or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

4.1	Indenture, dated as of November 24, 2014, by and among Sealed Air Corporation, Guarantors party thereto and Branch Banking and Trust Company.

4.2	Form of 4.875% senior note due 2022 (included in Exhibit 4.1).

4.3	Form of 5.125% senior note due 2024 (included in Exhibit 4.1).

4.4	First Supplemental Indenture, dated as of November 21,2014, by and among Sealed Air Corporation, Guarantors party thereto and HSBC Bank USA, National Association.

99.1	Press release, dated November 24, 2014, announcing the results and settlement of the early tender for the 2019 Notes.

99.2	Press release, dated November 24, 2014, announcing the extension of the consent solicitation with respect to the 2021 Notes.

99.3	Press release, dated November 24, 2014, announcing the closing of the Notes offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEALED AIR CORPORATION

By:	/s/ Norman D. Finch Jr.
Name:	Norman D. Finch Jr.
Title:	Vice President, General Counsel and Secretary

Dated: November 24, 2014

Exhibit Index

4.1	Indenture, dated as of November 24, 2014, by and among Sealed Air Corporation, Guarantors party thereto and Branch Banking and Trust Company.

4.2	Form of 4.875% senior note due 2022 (included in Exhibit 4.1).

4.3	Form of 5.125% senior note due 2024 (included in Exhibit 4.1).

4.4	First Supplemental Indenture, dated as of November 21, 2014, by and among Sealed Air Corporation, Guarantors party thereto and HSBC Bank USA, National Association.

99.1	Press release, dated November 24, 2014, announcing the results and settlement of the early tender for the 2019 Notes.

99.2	Press release, dated November 24, 2014, announcing the extension of the consent solicitation with respect to the 2021 Notes.

99.3	Press release, dated November 24, 2014, announcing the closing of the Notes offering.